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                                                                    EXHIBIT 10.7


                           BJ'S WHOLESALE CLUB, INC.

                        1997 DIRECTOR STOCK OPTION PLAN


1.   PURPOSE

     The purpose of this 1997 Director Stock Option Plan (the "Plan") of BJ's Wholesale Club, Inc. (the "Company") is to encourage ownership in the Company by non-employee directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.   ADMINISTRATION

     The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board of Directors, and if a committee is so appointed, all references to the Board of Directors in the Plan shall mean and relate to such committee.

3.   PARTICIPATION IN THE PLAN

     Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.   STOCK SUBJECT TO THE PLAN

     (a) The maximum number of shares which may be issued under the Plan shall be 150,000 shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), subject to adjustment as provided in Section 8 of the Plan.

     (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

     (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").
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     (d)  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.   TERMS, CONDITIONS AND FORM OF OPTIONS

     Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     (a)  Option Grant Dates and Number of Options.
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          (1) Annual Grants.  Upon the date of each annual meeting of the
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stockholders of the Company held after the Distribution Date (as defined in
Section 6(a)), the Company shall grant (i) to each eligible director elected as a director for the first time at such meeting (other than persons who were directors of Waban Inc. immediately prior to the Distribution Date) an option for 3,000 shares of Common Stock and (ii) to each other eligible director continuing in office after, or elected at, such meeting (including, without limitation, any directors of Waban Inc. who became directors of the Company on or prior to the Distribution Date) an option for 1,500 shares of Common Stock. For purposes of this paragraph, and subject to the parenthetical in clause (i) in the previous sentence, each eligible director initially elected other than at an annual meeting of stockholders shall be deemed to have been elected as a director for the first time at the next annual meeting of stockholders following his or her election as a director (provided such person is serving as a director on the date of such annual meeting).

           (2)  Replacement Options.
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               (A)  General.  Following the Distribution Date, the Company will
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grant options under the Plan in replacement or adjustment of options previously granted under the Waban Inc. 1995 Director Stock Option Plan (the "Waban Plan"). Except as provided below, the vesting schedule and other terms of such options shall be substantially similar to those of the applicable Waban option. For purposes of this section, the term "Stock Value Ratio" means the number determined by dividing the Waban Common Stock Value by the BJI Common Stock Value, where (i) the "Waban Common Stock Value" equals the average of the closing prices of Waban Common Stock on the NYSE during the ten trading days immediately preceding the Distribution Date and (ii) the "BJI Common Stock Value" equals the average of the closing prices of BJI Common Stock on the NYSE during the ten trading days immediately following the Distribution Date.

               (B)  For Eligible Directors of BJI Who Will Not Be Waban
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Directors. The Company shall grant a replacement option to each eligible
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director who
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is no longer serving as a director of Waban immediately after the Distribution
Date, upon the cancellation, forfeiture or other expiration of each unexercised option under the Waban Plan held by such eligible director. Each such replacement options shall (i) be for the number of shares of Common Stock determined by multiplying the number of shares of Waban Common Stock subject to the applicable Waban option by the Stock Value Ratio (rounded down to the nearest whole share) and (ii) have an exercise price determined by dividing the per share exercise price of the applicable Waban option by the Stock Value Ratio (rounded up to the next higher cent).

          (C)  For Eligible Directors of BJI Who Will Also Be Waban Directors.
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The Company shall grant an adjustment option to each eligible director who is continuing to serve as a director of Waban immediately after the Distribution Date. Such adjustment option shall (i) be for the same aggregate number of shares of Common Stock as the unexercised portion of the applicable Waban option and (ii) have an exercise price determined by dividing the per share exercise price of the applicable Waban option by the Stock Value Ratio (rounded up to the next higher cent).

     (b)  Option Exercise Price.  Except as set forth in Section 5(a)(2) with
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respect to replacement options, the option exercise price per share for each option granted under the Plan shall equal the closing sale price per share of the Common Stock on the New York Stock Exchange on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) as reported in The Wall Street Journal (Eastern Edition). If the Common Stock is instead listed on another nationally recognized securities exchange on the date of grant, the option exercise price per share for each option granted under the Plan shall equal the reported closing sale price per share of the Common Stock by such exchange on the date of grant or if the Common Stock is traded on the Nasdaq National Market or another automated quotation system, the last reported sale price per share of the Company's Common Stock on such system on the date of grant (or if no such price is reported on such date, such price as reported on the nearest preceding day) as reported in The Wall Street Journal (Eastern Edition). If the Common Stock is not listed on an exchange or reported in an automated quotation system, the fair market value per share on the date of grant shall be determined by the Board of Directors.

     (c)  Transferability of Options.  Except as the Board may otherwise
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determine or provide in an option granted under the Plan, options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (d)  Exercise Period.  Except as set forth in Section 5(a)(2) with respect
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to replacement options, each option shall become exercisable on a cumulative basis as to

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one-third of the shares subject to the option on each of the first day of the month of the first three anniversaries of the date of grant of such option. In the event an optionee ceases to serve as a director, each such option may be exercised by the optionee (or, in the event of the optionee's death, by the optionee's administrator, executor or heirs), at any time within 12 months after the optionee ceases to serve as a director, to the extent such option was exercisable at the time of such cessation of service. Notwithstanding the foregoing, no option shall be exercisable after the expiration of ten years from the date of grant.

     (e)  Exercise Procedure. Options may be exercised only by written notice to
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the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of the Company's Common Stock (which, in the case of shares acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a broker (who is a member of the New York Stock Exchange) to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker (who is a member of the New York Stock Exchange) to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

6.   EFFECTIVE DATE AND TERMINATION

     (a) The effective date of the Plan is the date on which Waban Inc. distributes to its stockholders, on a pro-rata basis, all of the then outstanding shares of common stock of the Company (the "Distribution Date").

     (b) Unless sooner terminated in accordance with its terms, the Plan shall terminate on the day following the date of the Company's annual meeting of stockholders for the year 2002. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

7.   LIMITATION OF RIGHTS

     (a)  No Right to Continue as a Director. Neither the Plan, nor the granting
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of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

     (b)  No Stockholders' Rights for Options.  An optionee shall have no rights
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as a stockholder with respect to the shares covered by such optionee's options until the date of the issuance to such optionee of a stock certificate therefor, and no adjustment will

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be made for dividends or other rights (except as provided in Section 8) for which the record date is prior to the date such certificate is issued.

     (c)  Compliance with Securities Laws.  Each option shall be subject to the
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requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

8.   CHANGES IN COMMON STOCK

     (a) Subject to paragraph (b) below, if the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

     (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, all unexercised options will become exercisable in full beginning 20 days prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation and, to the extent not exercised, shall terminate effective immediately after the consummation of such merger, consolidation, acquisition, reorganization or liquidation.

9.   AMENDMENT OF THE PLAN

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     The Board of Directors may suspend or discontinue the Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 8).

10.  NOTICE

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

11.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the Commonwealth of Massachusetts (without regard to any applicable conflicts of law).

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